UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 27, 2007


                               DIGITAL RIVER, INC.

             (Exact Name of Registrant as Specified in Its Charter)



         Delaware                    000-24643                41-1901640
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)



              9625 West 76th Street, Eden Prairie, Minnesota 55344
               (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code): (952) 253-1234

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item  7.01.   Regulation FD Disclosure.

On June 27, 2007, Digital River, Inc., a Delaware corporation ("Digital River"), issued a press release pre-announcing its estimates of financial results for the three-month period ending June 30, 2007, updating guidance for the full year ending December 31, 2007 and certain other information. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release includes "safe harbor" language indicating that certain statements about Digital River's business and other matters contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect Digital River's operating results is included, among other sections, under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Digital River's Annual Report on Form 10-K for the year ended December 31, 2006, and Digital River's other public filings with the SEC available at the SEC's Web site (http://www.sec.gov).

The attached press release contains certain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. To supplement our consolidated financial statements presented in accordance with GAAP, Digital River has supplied non-GAAP measures of net income and earnings per share, which are adjusted from results based on GAAP to primarily exclude certain expenses as well as the impact of EITF 04-08. We believe that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating results. In addition, because we have historically reported certain non-GAAP results to investors, we believe the inclusion of non-GAAP results provides consistency in our financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure. As used herein, "GAAP" refers to accounting principles generally accepted in the United States.

Item 8.01.    Other Events.

The Board of Directors of Digital River also authorized an increase in the size of the corporate stock buyback program. The previously announced $50 million program has been increased to $200 million.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished with this report:

99.1 Press release dated June 27, 2007, pre-announcing Digital River's estimate of financial results for the three-month period ending June 30, 2007, updating guidance for the full year ending December 31, 2007 and providing certain other information.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DIGITAL RIVER, INC.


                                         By:   /s/ Thomas M. Donnelly
                                            -------------------------
                                               Name:  Thomas M. Donnelly
                                               Title:  Chief Financial Officer
Date:  June 27, 2007




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Exhibit Index

Exhibit No.           Description
-----------           -----------

99.1 Press release dated June 27, 2007, pre-announcing Digital River's estimate of financial results for the three-month period ending June 30, 2007, updating guidance for the full year ending December 31, 2007 and providing certain other information.